Exhibit 3.2

AMENDMENDED AND RESTATED BYLAWS

OF PSS WORLD MEDICAL, INC.

Article I. Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of PSS World Medical, Inc. (the “Corporation”) shall be held at the time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 2 Special Meetings. Special meetings of the shareholders shall be held when directed by the President, the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.

Section 3. Place. Meetings of shareholders may be held within or without the State of Florida.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally, first class mail or as is otherwise permitted by law (except as permitted by law).

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Closing of Transfer of Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy days prior to the date of the meeting or action requiring such determination of shareholders.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to vote at a meeting of shareholders or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Authorized but unissued shares, shares of stock of the Corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, and shares of stock of the Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact.

At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected at that time and for whose election such shareholder has a right to vote.

Section 9. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be pro-rated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his or her place.

Section 10. Shareholders’ Agreements. Two or more shareholders of the Corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement of relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

Section 11. Action by Shareholders Without a Meeting. Any action required by law, these bylaws, or the other articles of incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting in accordance with the laws of the State of Florida.

Section 12. Actions to be Taken at an Annual Meeting of Shareholders. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 12, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by a shareholder must be so delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

Any such shareholder’s notice to the Secretary shall set forth, (a) as to each matter the shareholder proposes to bring before the annual meeting, a description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting, and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the records of the Corporation, of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder, (iii) any material interest of such shareholder in such business and (iv) the names and addresses of any other shareholders known by such shareholder to be supporting such business.

Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12; provided, that nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding this Section 12, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

Section 13. Conduct of Meeting and Order of Business. Unless determined otherwise by the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall act as chairman at all meetings of shareholders and the Secretary of the Corporation shall act as secretary at all meetings of shareholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

Article II. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state or shareholders of the Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his or her duties, and shall be entitled to rely on information, opinions, reports or statements, in accordance with the laws of the State of Florida.

Section 5. Number and Election. The number of directors shall be fixed from time to time by the consent of three-fifths of the Board of Directors. The directors shall be divided into three classes: Class I, Class II, and Class III. The number of directors included in each such class shall be as nearly equal as may be possible. At a Special Meeting of Shareholders held in 1994, Class I directors shall be initially elected for a three-year term, Class II directors for a two-year term and Class III directors for a one-year term; provided, however, that each such Class 1, Class II or Class III director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. At each succeeding annual meeting of the shareholders of the Corporation, commencing in 1995, the directors elected to succeed those directors whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their earlier death, resignation or removal from office. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes so that the number of directors included in each such class shall continue to be as nearly equal as possible.

Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock issued and outstanding shall have the right, voting separately as a class, to elect one of more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders and vacancies created with respect to any directorship of the directors so elected may be filled in the manner specified by the certificate of designation for such Preferred Stock.

Section 6. Removal. A director may be removed with or without cause only by the affirmative vote of the holders of at least four-fifths of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors, which vote may only be taken at a meeting of shareholders called expressly for that purpose (“Voting Stock”), except that if the Board of Directors by an affirmative vote of at least three-fifths of the whole Board of Directors recommends removal with or without cause of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of a majority of the Voting Stock.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of three-fifths of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified or, for newly created directorships, until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified.

Section 8. Quorum and Voting. A majority of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract for transaction or because his or their votes are counted for such purpose, if the requirements of the laws of the State of Florida are met.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee, an audit committee and a compensation committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as may be limited by the laws of the State of Florida or other applicable regulations.

The Audit Committee shall consist of at least three independent directors and shall have such responsibilities as may be assigned to it by resolutions of the Board of Directors, including responsibility for recommending to the Board of Directors the selection of independent auditors and meeting from time to time with such independent auditors to review the scope of the annual audit and the accounting practices of the Corporation.

The Compensation Committee shall consist of at least two independent directors and shall have such responsibilities as may be assigned to it by the Board of Directors, including responsibility for recommending to the Board of Directors the compensation arrangements for directors and officers elected or appointed by the Board of Directors.

A quorum at any meeting of a committee of the Board of Directors shall consist of a majority of its members. A majority vote of the members in attendance at any meeting shall, in the presence of a quorum, decide its action.

The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and instead of any absent member or members at any meeting of such committee.

Section 11. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice immediately following the annual meetings of the shareholders. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, first class mail, expedited delivery service, telegram or cablegram at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the President of the Corporation, by the Chairman of the Board of Directors, or by any two directors.

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

Section 14. Nominations for Election of Directors. Only persons who are nominated in accordance with the provisions set forth in these Amended and Restated Bylaws shall be eligible to be elected as directors at a meeting of shareholders and to serve thereafter as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 14, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 14.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, or in the event directors are to be elected at a special meeting, notice by a shareholder must be so delivered not earlier than the one hundred twentieth day prior to such meeting and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For this purpose, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.

Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Items 7(a) and (b) of Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to being named as a nominee and to serving as a director if elected, and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, and (ii) the class or series and number of shares of the Corporation which are owned of record or beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by these Amended and Restated Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

The foregoing provisions of this Section 14 shall not apply to any director who is nominated and elected under specified circumstances by holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation. In no event shall the adjournment or postponement of a special or annual meeting, or setting a new record date, commence a new time period for the giving of a stockholder’s notice as described above.

Article III. Officers

Section 1. Officers. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of the Corporation, and shall serve until their successors are chosen and qualify. The President of the Corporation is authorized to appoint such officers on an interim basis, subject to ratification of the Board of Directors at its next meeting. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors or such person or persons as the Board may designate from time to time. Any two or more offices may be held by the same person. The failure to elect a President, one or more Vice Presidents, a Secretary or Treasurer shall not affect the existence of the Corporation.

Section 2. Duties. The officers of the Corporation shall have the following duties:

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

Each of the Vice Presidents of the Corporation, in such order as may be determined by the Board of Directors, shall respectfully be vested with all the powers and shall perform all the duties of the President in his absence, with such limitations or divisions of powers and duties as may be prescribed by the Board of Directors, the Executive Committee, or the laws of the State of Florida. Each of the Vice Presidents shall also perform the duties delegated to him or her from time to time by the Board of Directors or by the President.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof whenever required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Article IV. Stock Certificates

Section 1. Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate, representing all shares to which he or she is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in the Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or a facsimile thereof and may be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation, that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives a bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made an account of the alleged loss, destruction, or theft of a certificate or the issuance of any such new certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4. Stock Transfers. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock. The Board of Directors may appoint Transfer Agents and Registrars thereof.

Article V. Books and Records

Section 1. Books and Records. The Corporation shall keep correct, and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders’ Inspection Rights. A shareholder is entitled to inspect and copy the records of the Corporation as provided by the laws of the State of Florida.

Article VI. Dividends

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends or make distributions on its shares in cash, property or its own shares, except as prohibited by the laws of the State of Florida.

Article VII. Corporate Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

PHYSICIAN SALES & SERVICE, INC.

1983

Florida

Article VIII. Amendment

These bylaws may be repealed or amended and new bylaws may be adopted by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

Article IX. Indemnification

Section 1. Indemnification. The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions, each person (including here and hereinafter the heirs, executors, administrators or the estate of such person) who was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys’ and paralegals’ fees) asserted against or incurred by such indemnified person him by reason of the fact that such indemnified person (1) is or was a director or officer of the Corporation; (2) is or was an employee or agent of the Corporation as to whom the Corporation has agreed to grant such indemnity; or (3) is or was serving, at the request of the Corporation, as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise (including serving as fiduciary of any employee benefit plan) or is serving as an employee or agent of such other corporation, partnership, joint venture, trust or other enterprise as to whom the Corporation has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article IX have been granted shall be referred to as an “Indemnified Person”.

Notwithstanding, the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his or her intent to initiate such Proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

Section 2. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ and paralegals’ fees) incurred by any officer or director who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions) in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of employees and agents as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation’s counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Chairman of the Board, unless he or she is a party to such Proceeding, or by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

Section 3. Procedure For Indemnification. Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnification Person. The right to indemnification or advances are granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such Indemnified Person’s costs and expenses incurred in connection with successfully establishing a right to indemnification or advances shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of any such future legislature on or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decisions), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Survival of Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person’s official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and the estate of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal of relevant provisions of the Florida General Corporation Act or any other applicable law shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another Corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the Florida General Corporation Act.

Section 6. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnified Person as to costs, charges and expenses (including attorneys’ and paralegals’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by applicable law.